Exhibit 99.1
MYMETICS DRAFT PRESS RELEASE
Mymetics Corporation announces new Chief Financial Officer.
EPALINGES, Switzerland, August 6, 2010 — Mymetics (www.mymetics.com) Corporation (OTCBB: MYMX), announced that Ernest Luebke, Chief Financial Officer, has advised the Board of Directors of his decision to retire as CFO effective July 31st 2010. Mr. Luebke will be succeeded by Mr. Ronald Kempers MSc. as Chief Financial Officer. Mr. Kempers joined Mymetics as Chief Operating Officer in July 2009 to support the management team with the ongoing development and growth of the company.
“I want to thank Ernest for his significant contributions over the past 13 years and his participation in bringing the company to its current status, a multi product vaccine company with products in Human Clinical trials” said Jacques François Martin, Mymetics’ CEO, “With the appointment of Ronald, I have the confidence that we have the right team in place to continue to create value and build a sustainable future for Mymetics’ vaccine technology.”
“I will miss Mymetics a great deal, but it’s time for me to move to a new chapter in my life,” Mr. Luebke said. “I know the company will progress to the next level of success with the strong leadership of Jacques François Martin, Ronald Kempers and Sylvain Fleury.”
Mr. Luebke has been with the company as an early investor and various other capacities since 1997, including serving as the company’s CFO for the last seven years. In 2003 Mr. Luebke, Dr. Sylvain Fleury and Mr. Christian Rochet took over the management of Mymetics, assuming the direct responsibility for the future of the company. With limited financial resources, they were able to achieve outstanding results for the company’s preventative AIDS Vaccine, the extended life Malaria Vaccine and the acquisition of Virosome Biologicals. Mr. Luebke will retain his seat on the Board of Directors until 31 December 2010 and will continue to provide consulting services to the company until that date, reporting to the President and CEO.
Mr. Kempers is a senior business leader with over 15 years of experience in international business and financial management. Prior to joining Mymetics in 2009, Mr. Kempers lead the restructuring of an innovative Swiss medical device company as the CEO. Prior to that, he had build a very strong career with leading global companies like Hewlett Packard and Oracle, in various regional positions in sales, finance and business management. Mr. Kempers has a M.Sc. in Business Administration from the Erasmus University, Rotterdam School of Management and is an IMD Business School alumnus.
About Mymetics
Mymetics Corporation is a Swiss-based biotechnology company registered in the US (OTC BB: MYMX) developing next-generation preventative vaccines for infectious diseases. Mymetics’ core technology and expertise are the use of virosomes, lipid-based carriers containing functional viral fusion proteins, in combination with rationally designed antigens. The company’s vaccines are designed to induce protection against early transmission and infection. Mymetics is led by an international and experienced management team and is supported by a strong Scientific Advisory Board composed of renowned experts. The company has established contacts with world leaders in vaccine development.
Mymetics currently has five vaccines in its pipeline: HIV-1/AIDS, Influenza, Respiratory Syncytial Virus, Herpes Simplex Virus and Malaria. The company’s HIV vaccine is entering a new proof-of-concept preclinical trial following unprecedented results in a first study, and is also currently in a Phase I clinical trial in human volunteers. A Phase 1b clinical trial for its Malaria vaccine on children in Tanzania has been successfully completed, while RSV and HSV vaccine candidates are in the preclinical phase. The Influenza vaccine has been licensed to Solvay Pharmaceuticals (now Abbott). For further information, please visit www.mymetics.com.
Forward looking statements
The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements, which are identified by the words “believe,” “expect,” “anticipate,” “intend,” “plan” and similar expressions. The statements contained herein which are not based on historical facts are forward-looking statements that involve known and unknown risks and uncertainties that could significantly affect our actual results, performance or achievements in the future and, accordingly, such actual results, performance or achievements may materially differ from those expressed or implied in any forward-looking statements made by or on our behalf. These risks and uncertainties include, but are not limited to, risks associated with our ability to successfully develop and protect our intellectual property, our ability to raise additional capital to fund future operations and compliance with applicable laws and changes in such laws and the administration of such laws. See Mymetics’ most recent Form 10-K for a discussion of such risks, uncertainties and other factors. Readers are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date the statements were made.